UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2021

Lantronix, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 Irvine Center Drive, Suite 100 Irvine, California 92618
(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code: (949) 453-3990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	LTRX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 5, 2021, Lantronix, Inc. (the “Company”) entered into a building lease agreement dated November 5, 2021 (the “Lease”) with Discovery Business Center LLC (the “Landlord”). Pursuant to the Lease, the Company will lease approximately 13,767 square feet of office space for its corporate headquarters in Irvine, California. The Lease will commence on the date which is the earlier to occur of: (a) the date the Company takes possession of the premises following the completion of certain tenant improvements to the premises, but not earlier than February 1, 2022, or (b) the date the Company commences its regular business activities on the premises.

The term of the Lease will be 84 months from the commencement date, with an option for the Company to extend the lease for one 60-month extension period at a basic rent to be agreed upon by the parties or determined pursuant to the Lease. Pursuant to a Lease Termination Agreement, dated November 5, 2021 between the Company and the Landlord, the Company’s existing lease with the Landlord, dated January 9, 2015 and amended on May 7, 2020, will terminate effective as of the day preceding the commencement date of the Lease, with no early termination fee.

The initial basic rent payable under the Lease will be $28,910.70 per month. The basic rent is subject to customary annual rent increases. The aggregate basic rent payable under the Lease during the 84-month term is $2.7 million. The Company is also obligated to pay as additional rent its proportionate share of Landlord’s operating expenses, including property taxes. The Lease requires the Company to deliver to the Landlord an irrevocable stand-by letter of credit in the amount of $50,000 as security in the case of default.

The foregoing summary of the Lease is subject to and qualified in its entirety by the full text of the Lease, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Lease dated November 5, 2021 between Lantronix, Inc. and Discovery Business Center LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTRONIX, INC.

By:	/s/ Jeremy Whitaker
Jeremy Whitaker Chief Financial Officer

Date: November 8, 2021

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